SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 1999

THE GEON COMPANY

(Exact name of registrant as specified in charter)

Delaware	1-11804	34-1730488

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Geon Center, Avon Lake, Ohio  44012

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code 440-930-1001

Not Applicable

(Former name or former address, if changed since last report.)

Item 5.  Other Events

      The Board of Directors of The Geon Company (NYSE:  GON) today named Thomas A. Waltermire to succeed William F. Patient as Chairman of the Board. The action completes a well-planned leadership transfer begun in 1997, when the Board tapped Waltermire to be chief operating officer. In May 1999, the Board named Waltermire the second chief executive officer in Geon’s history.

Item 7(c).  Financial Statements, Pro Forma Financial Information and Exhibits

      Exhibit 99.1 Press Release of August 5, 1999 announcing Thomas A. Watermire’s appointment to succeed William F. Patient as Chairman of the Board of The Geon Company.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                     THE GEON COMPANY

By	/s/ Gregory L. Rutman

Secretary

Dated August 6, 1999